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                  [Brobeck, Phleger & Harrison LLP Letterhead]


                               November 8, 1999



Rhythms NetConnections Inc.
6933 South Revere Parkway
Englewood, CO  80112

         Re: Rhythms NetConnections Inc. Registration Statement for resale of up to 740,111 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to Rhythms NetConnections Inc., a Delaware corporation (the "Company"), in connection with the proposed sale by certain selling stockholders (the "Selling Stockholders") of up to 740,111 shares of the Company's Common Stock (the "Shares") issuable upon the exercise of warrants held by the Selling Stockholders (the "Warrants"), pursuant to the Company's Registration Statement originally filed on Form S-1, as subsequently amended on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

         This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized and when the Warrants are exercised in accordance with the terms of the Warrants, the Shares will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                   Very truly yours,
                                   BROBECK, PHLEGER & HARRISON LLP